EXHIBIT 23.2


                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------

   We consent to the incorporation by reference in this Registration Statement of ArvinMeritor, Inc. on Form S-3/A of our reports dated November 9, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Meritor Automotive, Inc. for the year ended September 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



   /s/ Deloitte & Touche LLP
   Detroit, Michigan
   August 18, 2000